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Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED*

COUNTRY OF INCORPORATION/ COMPANY NAME

BERMUDA
Ceval Holdings Ltd.
Brunello Ltd.
Greenleaf Ltd.
Bunge Finance Ltd.
Serrana Holdings Ltd.
Bunge Global Markets Ltd.
Bunge First Capital Ltd.
Fertimport International Ltd.

BARBADOS
Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS
Bunge Fertilizantes Internat. Ltd.
Santista International Ltd.
Santista Export Limited
Ceval Export Securitization Ltd.
Ceval International Ltd.
Bunge Trade Limited

DOMINICAN REPUBLIC
Bunge Caribe, S.A.

U.S.A.
AGRI—Bunge, LLC
Bunge North America (East), L.L.C.
Bunge North America Foundation
Sabina Bunge LLC
Bunge Proteins, L.L.C.
Bunge North America, Inc.
Bunge Milling, Inc.
The Crete Mills, Inc.
Lauhoff Finance Corporation
Bunge Oils, Inc.
Bunge North America (OPD West), Inc.
Bunge Mexico Holdings, Inc.
Bunge North America Capital, Inc.
Bunge Mextrade, L.L.C.
Delphos Terminal Company, Inc.
CSY Holdings, Inc.
CSY Agri-Finance, Inc.
Universal Financial Services, L.P.
Batavia Leasing Co.
Bunge Chicago, Inc.
International Produce, Inc.
Bunge N.A. Holdings, Inc.
Bunge Global Markets, Inc.
Bunge Finance North America, Inc.
Bunge Management Services Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Limited Finance Corp.
Solae Holdings LLC
Bunge Canada Investments, Inc.
DDO Processing, LLC

CANADA
Bunge of Canada Ltd.
Bunge Canada
Bunge Canada Holdings I ULC
Bunge Canada Holdings II ULC
CF Oils Investments Inc.
Leblanc & Lafrance Inc.
Neptune Bulk Terminals (Canada) Ltd.

MEXICO
Controladora Bunge, S.A. de C.V.
Agroproductos Bunge, S.A. de C.V.
Harinera La Espiga, S.A. de C.V.
Inmobiliaria A. Gil, S.A.
Inmobiliaria Gilsa, S.A.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Comercial S.A. de C.V.

ARGENTINA
Terminal Bahia Blanca S.A.
Bunge Argentina S.A.
Terminal 6 S.A.
Terminal 6 Industrial S.A.
Guide S.A.
Fertimport S.A.

BRAZIL
Fosbrasil S.A.
Serrana Logística Ltda.
Amoniasul Servicos de Refrigeraç Industrial Ltda.
Bunge Fertilizantes S.A.
Fertilizantes Ouro Verde S.A.
Fertilizantes Fosfatados S.A.—Fosfertil
Ultrafertil S.A.
Fertifos Administracao e Participacao S.A.
Macra Administração e Servicos Ltda.
Agrisat Soluçoes Integrada Ltda.
IFC Industria de Fertilizantes de Cubatão S.A.
Bunge Armazens Gerais Ltda.
Ceval Centro Oeste S.A.
Terminal de Graneis do Guaruja S.A.
Terminal Maritimo do Guaruja S.A.—TERMAG
IFC—Indústria de Fosfatados Catarinens Ltda.
Bunge Investimentos & Consultoria Ltda.
Bunge Participacoes Ltda.
Bunge Investimentos Ltda.
Bunge Brasil S.A.
Cereol do Brasil Ltda.
MBB Comercio e Servicos Ltda.
Serra do Lopo Empreendimentos e Participacoes S.A.
Fertimport S.A.
Moinho Javense Industria e Comercio de Alimentos Ltda.

URUGUAY
Bunge Uruguay S.A.
Dinelsur Corporation S.A.

PERU
Bunge Peru S.A.C.

AUSTRALIA
Bunge Global Markets Australia Pty. Ltd.

SOUTHEAST ASIA
Bunge Agribusiness Singapore Pte. Ltd.
PT Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Bunge Agribusiness Philippines Inc.
Grains and Industrial Products Trading Pte. Ltd.

CHINA
Bunge International Trading (Shanghai) Co., Ltd.

MAURITIUS
Bunge Mauritius Ltd.
International Produce Ltd.

INDIA
Bunge India Private Limited

UK
Bunge Corporation Ltd.
Bunge UK Limited

SPAIN
Bunge Iberica S.A.
Moyresa Molturacion Y Refino S.A.
Esdecasa
Incomisa
Ergansa
Bunge Investment Iberica S.L.
Moyresa Girasol S.L.

FRANCE
Bunge France S.A.S.
Bunge Holdings France S.A.S.
Bunge S.A.S.
Novaol France S.A.S.
Saipol S.A.S.

HOLLAND
Koninklijke Bunge B.V.
Bunge Cooperatief U.A.
Bunge Trade Services B.V.
Bunge Brasil Holdings B.V.
Bunge BIC Holdings B.V.
Bunge Finance Europe B.V.
Bunge Holdings (Holland) B.V.
Bunge Alimentos Holding B.V.
Central Soya Investment B.V.
Cereol Holding B.V.
Polska Oil Investments B.V.

SWITZERLAND
Bunge S.A.
Oleina Holding S.A.
Cereol International Suisse S.A.
Oleina S.A.
BU.AR Holding S.A.
Ecoinvest Carbon S.A.

GERMANY
Bunge Deutschland G.m.b.H.
Bunge Handelsgesellshaft m.b.H.
Natur Energie West G.m.b.H.

ITALY
Bunge Italia S.p.A.
Confini S.R.L.
Escercizio Raccordi Ferroviari S.p.A.
Novaol S.R.L.
Glymed S.R.L.

TURKEY
Bunge Gida Ticaret A.S.

CYPRUS
Bunge Cyprus Limited
Eastern Agro Investment Limited
Brea Commodities Limited

HUNGARY
Bunge RT
Cereol Befektetesi Kft.
Bunge Hungary

PORTUGAL
Bunge Iberica Portugal, S.A.
Ilha da Madeira
Gardone- Consultoria e Servico, Sociedade Unipessoal Lda.

LUXEMBOURG
Bunge Europe S.A.

AUSTRIA
Novaol Austria
Bunge Beteiligungs G.m.b.H.
Bunge Austria G.m.m.H.

LATVIA
Dan Store

UKRAINE
Suntrade S.E.
JSC Fisaki Silo
DOEP
CJS Dolynsky Elevator
Oleina Distributors
LLC Lan Elevator
Black Sea Industries Limited

ROMANIA
SC Unirea S.A.
Cereol Romania S.R.L.
Muntenia S.A.
Interoil S.A.
Bunge Romania Srl

POLAND
Z. T. Kruszwica S.A.
EWICO S.p.o.o.
Polska Trade Services

BELGIUM
Afrique Initiatives

RUSSIA
LLC Bunge CIS
LLC Prichalny Complex
Rostov Grain Terminal LLC

BULGARIA
Cereol Bulgaria EOOD
Kaliakra A.D.
MK Olivia A.D.

*
The preceding list may omit the names of certain subsidiaries that, as of December 31, 2004, would not be deemed "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X.

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SUBSIDIARIES OF BUNGE LIMITED